EXHIBIT 10.35

                        CONVERSION ELECTION LETTER DATED
                        OCTOBER 30, 2006 FROM HENRY ZAKS

October 30, 2006

Henry Zaks
1746 Cole Boulevard, Suite 225
Golden, CO 80401-3210




China Wireless Communications, Inc.
Board of Directors
1746 Cole Boulevard, Suite 225
Golden, CO 80401-3210

Re: Election to convert Note to Henry Zaks due October 2, 2006.


Dear Members of the Board:

At this time I would like to request conversion of the Convertible Note Subscription Agreement dated as of May 3, 2006 in the amount of $23,217 plus interest, totaling $24,127 due October 2, 2006 to common stock of China Wireless Communications, Inc. according to the terms of the Note.

Sincerely,


/s/ HENRY ZAKS

Henry Zaks